LIMITED POWER OF ATTORNEY

(For Neoware, Inc.'s Section 16(a) Filings)

Know all by these presents, that the undersigned hereby constitutes and appoints each of Michael G. Kantrowitz, Keith D. Schneck and Donald Joseph, and each or either of them, the undersigned's true and lawful attorney-in-fact to:

(1)  prepare, execute and file for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Neoware, Inc.

(the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the

Securities Exchange Act of 1934 and the rules thereunder (the "Exchange Act");

(2)  obtain, for and on behalf of the undersigned, information from the undersigned's brokers regarding transactions by the undersigned in the

Company's securities as may be necessary or desirable to prepare Forms 3, 4 and 5 on behalf of the undersigned; and

(3)  perform any and all other acts which, in the discretion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of

Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite,

necessary or appropriate to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.  The undersigned acknowledges that: (i) this

Limited Power of Attorney authorizes each of the foregoing attorneys-in-fact to act in such attorneys-in-fact's discretion in preparing Forms 3, 4 and 5 on information provided to such attorney-in-fact without independent verification of such information; (ii) the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the

Company assuming, any of the undersigned's responsibilities under the Exchange

Act, including to comply with Section 16 of the Exchange Act; and (iii) neither the attorneys-in-fact nor the Company is assuming any liability for the undersigned's responsibility to comply with the requirements of the Exchange

Act or any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company,

unless earlier revoked or superseded by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 26th day of September, 2006.

/s/ James W Kirby

_____________________________________

Signature

James W Kirby